Streamedia Communications, Inc.
                    Nine East 45th Street New York, NY 10017
                                  212-883-0299
                                212-362-5784 FAX




Walter C. Hollenberg
32 Parkview Drive
Millburn NJ  07041


Re:      OFFER OF EMPLOYMENT
         Vice President - Applied Technology

Dear Mr. Hollenberg:

It is our pleasure to extend an offer of full-time  employment as Vice President
- Applied Technology, of Streamedia Communications, Inc. ("Streamedia"). In this capacity you will report to James Rupp, Streamedia's President and Chief Executive Officer. You will be stationed in our New York City corporate office. Your start date as an employee will be June 21, 1999, your appointment as Vice President - Applied Technology will also occur on that date.

A.       Compensation

In consideration of your providing your best managerial, accounting and financial efforts, Streamedia will provide you:

1. A bi-weekly salary (based upon 26 pay periods per year) of Three Thousand Four Hundred and Sixty One Dollars ($3,461.00). Payroll will be distributed bi-weekly on the Friday following the end of the pay period.
2. Company health, life, dental, holiday, vacation and other benefits and benefit options on the same terms provided to all employees.
3.  Option  to  participate  in 401K  plan in  accordance  with  the  terms  and conditions of the plan. 4. One Hundred and Fifty Thousand Streamedia Communications Inc. incentive common stock options in accordance with
         Streamedia's 1999 Incentive Stock Option Plan granted on the date on which you begin your employment valued at the market. According to this plan these options will vest 25% upon your employment (July 5, 1999), and the remainder according to the following schedule:

                  25% - March 6, 2000 25% - November 6, 2000 25% - July 6, 2001

5. Participation in an executive-level goals and objectives bonus program following your first year of employment. The exact circumstances if this bonus program will be mutually determined during the first 90 days of employment.
6. An allowance for personal financial planning and accounting not to exceed $3,000 following the completion of the initial public offering. Retroactive reimbursements will, upon approval, be authorized.
7. A non-accountable expense allotment of $250.00 per month.

B.    Duties and Responsibilities

As Vice President - Applied Technology of Streamedia Communications, Inc., you will

      Establish current and long range objectives, plans, and policies, in coordination with other Executives, subject to approval by Board of Directors.

      Identifies  and  recommends   strategic  alliances  and  ventures,   where
     possible, which may give the organization a competitive edge either in the near or long term.

      Create a technical vision for the company and plans for implementation of new technical projects or product lines.

      Analyzes resources and makes recommendations concerning outsourcing and internal hires, and reviews new technologies for possible integration into the organization's operations and products.

      Supervises  research  and  development  for  the  organization,  including
     development   and   participation   in  strategic   alliances   with  other
     organizations.

      Dispense advice, guidance, direction, and authorization to carry out major plans and procedures, consistent with established policies and Board approval.

      Work with product development, sales, technical staff, and marketing to discern competitiveness of new technologies.

      Review operating results of the organization, compares them to established objectives, and takes steps to ensure that appropriate measures are taken to correct unsatisfactory results.

      Create technical budgets, allocates resources, and determines schedule of product releases or project deadlines.

      Plan and direct all investigations and negotiations pertaining to technical aspects of mergers, joint ventures, acquisition of businesses, or sales of major assets, in coordination with other Executives and approval by the Board of Directors.

      Establish and maintain an effective system of communications throughout the organization.

      Analyze new technologies and runs competitive analyses.

      Represent organization to customers, shareholders, media, analysts, and the public.

      On or before November 1, 1999 submit a plan for the upcoming fiscal year describing you specific goals and objectives for that period.

D.       AUTHORITY

Subject to the supervision of Streamedia's President and to the general managerial oversight of company's senior executive management, you will have authority to:

1. Hire and fire corporate technical personnel within budgeted levels and in compliance with corporate human resources policies and procedures.
2. Review and provide recommendations for operating budget for all Streamedia operations.
3. Establish prices and review contracts for all technical services, both those performed in-house and those subcontracted. 4. To sign contracts with clients for services to be performed by the operations and with vendors for products or services to the utilized by the company or to otherwise commit company resources up to levels specified by company policy.
5. To sign off on all financial data required to be reported to regulatory agencies and client organization requiring authorization of the company's Vice President - Applied Technology.

SUPERVISORY RESPONSIBILITIES: Manages subordinate supervisors who will themselves supervise other employees in the Broadcast, Technologies, Networks, and Publishing Divisions. Is responsible for the overall direction, coordination, and evaluation of these units. May also directly supervise non-supervisory employees. Carries out supervisory responsibilities in accordance with the organization's policies and applicable laws. Responsibilities include interviewing, hiring, and training employees; planning, assigning, and directing work; appraising performance; rewarding and disciplining employees; addressing complaints and resolving problems.


E.       EXPENSES

Your expenses associated with business travel, entertainment and other proper business purposes will be reimbursed in accordance with company expense reimbursement procedures and policies.
F.       EXEMPT POSITION

Streamedia's regular office hours are 8:00 a.m. to 5:00 p.m. Monday through Friday. As a salaried administrative, executive and professional position, Streamedia considers this position a high-level executive exempt position, and you are not authorized to work overtime hours and you will not be entitled to overtime pay. If you have questions concerning this or any other term of this offer, we urge you to contact an attorney and to immediately notify Streamedia so that appropriate adjustments can be made.


G.       NON DISCLOSURE/NON SOLICITATION

While you are employed by Streamedia or its  affiliates  and for a period of one
(1) year after your employment ends for any reason, you agree not to use for your personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of, any person, firm, association or company other than Streamedia or its affiliates, any information regarding the business methods,  business  policies,  procedures,  techniques,  research or development projects or results, trade secrets, customers or clients or any other confidential information relating to or dealing with the business operations of Streamedia made known to you or learned or acquired by you while employed by Streamedia.

You further agree that, while you are employed by Streamedia and for a period of one (1) year after your employment ends for any reason: (1) you will neither hire nor directly induce or attempt to influence any employee of Streamedia or its affiliates to terminate such employment; and (2) within any geographical area in which you have actively and substantially provided services for Streamedia, you will not, directly or indirectly on behalf of yourself or any third party, make any sales contact with, or solicit or accept business from any customers of Streamedia or its affiliates who were customers of Streamedia or its affiliates during the term of your employment, provided however, that this restriction shall apply only to products or services which are competitive with those of Streamedia of its affiliates.




H.       TERM OF EMPLOYMENT - EMPLOYMENT AT WILL

The term of this agreement is indefinite and at will. Streamedia maintains a strict employment at will policy, and this offer of employment does not create a contract of employment as to terms other than compensation for services actually provided. Your employment may be terminated at any time in the sole business discretion of Streamedia.

We look forward to your joining us here at Streamedia and the contributions you will make. We expect this to be a mutually rewarding relationship. If this offer is acceptable, please sign and return two executed originals to me.

Sincerely,

Streamedia Communications, Inc.                      ACCEPTED BY:


 ___________________________
 James D. Rupp                      Date         Walter C. Hollenberg      Date
President